Exhibit 99.1

FOR IMMEDIATE RELEASE

Lee Enterprises Closes Strategic Investment, Welcomes David Hoffmann to Board

Davenport, Iowa — February 5, 2026 — Lee Enterprises, Incorporated (the “Company” and Nasdaq: LEE) today announced that it has closed its previously announced $50 million strategic equity private placement. The investment was led by David Hoffmann (“Hoffmann”), with participation from other existing investors in the Company, providing the Company with committed capital and a strengthened financial and governance foundation as it moves into its next phase. The Company received $50 million of gross proceeds at the closing of the transaction, before transaction expenses.

Concurrently with the closing of the $50 million investment, an amendment to the Company’s existing credit facility became operative, reducing the annual interest rate on approximately $455.5 million of the Company’s outstanding long-term debt to 5% from 9% for a five-year period, materially improving the Company’s capital structure and cash flow outlook.

As part of the closing of the transaction, David Hoffmann joined the Company’s board of directors as its chairman.

“The successful closing of this investment represents an important milestone for Lee Enterprises. This transaction strengthens our balance sheet, provides additional financial flexibility, and supports our continued digital transformation,” said Nathan Bekke, Lee’s Interim Chief Executive Officer. “We are excited to welcome David Hoffmann to the Company’s Board of Directors and appreciate the confidence he and our investors have shown in Lee.”

Advisors

Oppenheimer & Co. Inc., Kirkland & Ellis LLP and Lane & Waterman LLP served as exclusive financial advisor and legal advisors, respectively, to Lee Enterprises, Incorporated.

Stifel and Lathrop GPM LLP served as the exclusive financial advisor and legal advisor, respectively, to Hoffmann.

Other Important Information

The private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company is relying on this exemption from registration based in part on representations made by the investors in the private placement. At the time of issuance, the shares of the Company’s common stock issued in the private placement were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. This communication is not an offer to sell or the solicitation of an offer to buy the securities described herein.

About Lee

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 72 markets in 25 states. Our core commitment is to provide valuable, intensely local news and information to the communities we serve. Our markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on the NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Forward-Looking Statements

This communication includes forward-looking statements, including statements relating to the effects of the private placement and the amendment to the Company’s credit facilities and any expected interest savings as a result thereof. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “potential,” “outlook” or “shall,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: changes in the Company’s corporate governance; competition and pricing pressures; and economic conditions generally. All forward-looking statements set forth in this communication are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this communication speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.